Exhibit 99.4

AMERON INTERNATIONAL CORPORATION
COMPENSATION COMMITTEE CHARTER

1.        Members.  The Compensation Committee shall be appointed by the Board of Directors and shall consist of at least three members, all of whom shall be independent directors.  One member shall be designated as chairperson.  For purposes hereof, the term "independent" shall mean a director who meets the New York Stock Exchange definition of "independence" as determined by the Board. Additionally, members of the Compensation Committee must qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

2.        Purpose, Duties, and Responsibilities.  The purpose of the Compensation Committee shall be to supervise and, to the extent consistent with the Company's Corporate Governance Guidelines, exercise the powers of the Board with respect to compensation of the Company's top managerial and executive officers and directors, and produce the annual report on executive compensation for inclusion in the Company's proxy statement.  The duties and responsibilities of the Compensation Committee include the following:

(a)       Oversee the Company's overall compensation structure, policies and programs, and assess whether the Company's compensation structure establishes appropriate incentives for management and employees.

(b)       Administer and make recommendations to the Board with respect to the Company's incentive-compensation and equity-based compensation plans and grant options and awards thereunder.

(c)       Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer ("CEO"), evaluate the CEO's performance in light of those goals and objectives, and recommend to the independent directors the CEO's compensation.

(d)       Set the compensation of other top managerial and executive officers after consideration of the recommendations of the CEO.

(e)       Approve stock option and other stock incentive awards for top managerial and executive officers after consideration of the recommendations of the CEO.

(f)       Review and approve the design of other benefit plans pertaining to top managerial and executive officers.

(g)       Review and recommend employment agreements and severance arrangements for top managerial and executive officers, including change-in-control provisions, plans or agreements.

(h)       Approve, amend or modify the terms of any compensation or benefit plan that does not require shareholder approval.

(i)       Review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board.

(j)       Annually evaluate the performance of the Compensation Committee and the adequacy of the committee's charter.

(k)       Produce a compensation committee report on executive compensation as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement filed with the SEC.   (l)        Perform such other duties and responsibilities as are consistent with the purpose of the Compensation Committee and as the Board or the committee deems appropriate.

3.        Subcommittees.  The Compensation Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two members of the committee.

4.        Outside advisors.  The Compensation Committee will have the authority to retain, at the expense of the Company, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the committee in the evaluation of director, CEO or senior executive compensation, and to approve the consultant's fees and other retention terms.

5.        Meetings.  The Compensation Committee will meet as often as may be deemed necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Compensation Committee determines.  The majority of the members of the Compensation Committee constitutes a quorum.  The Compensation Committee will report regularly to the full Board with respect to its activities.

2